AGENCY AGREEMENT

                            Dated as of July 29, 1998

                                     between


                       CENTENNIAL HEALTHCARE CORPORATION,


                            as the Construction Agent

                                       and

            FIRST SECURITY BANK, NATIONAL ASSOCIATION,
         not individually, but solely as the Owner Trustee
          under the Centennial Real Estate Trust 1998-1,
                                  as the Lessor

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                                i

                                TABLE OF CONTENTS

                                                                 Page

ARTICLE I  DEFINITIONS; RULES OF USAGE............................2
      1.1 Definitions.............................................2
      1.2 Interpretation..........................................2

ARTICLE II  APPOINTMENT OF THE CONSTRUCTION AGENT.................2
      2.1 Appointment.............................................2
      2.2 Acceptance and Undertaking..............................3
      2.3 Term....................................................3
      2.4 Scope of Authority......................................3
      2.5 Delegation of Duties....................................4
      2.6 Covenants of the Construction Agent.....................4

ARTICLE III  THE PROPERTIES.......................................6
      3.1 Construction............................................6
      3.2 Amendments; Modifications...............................6
      3.3 Failure to Complete Construction Period Properties and
         Purchase Obligation......................................7

ARTICLE IV  PAYMENT OF FUNDS......................................8
      4.1 Right to Receive Construction Cost......................8

ARTICLE V  EVENTS OF DEFAULT......................................8
      5.1 Events of Default.......................................8
      5.2 Damages.................................................9
      5.3 Remedies; Remedies Cumulative...........................9

ARTICLE VI  THE LESSOR'S RIGHTS..................................11
      6.1 Exercise of the Lessor's Rights........................11
      6.2 The Lessor's Right to Cure the Construction Agent's
         Defaults................................................11

ARTICLE VII  MISCELLANEOUS.......................................11
      7.1 Notices................................................11
      7.2 Successors and Assigns.................................11
      7.3 GOVERNING LAW..........................................12
      7.4 SUBMISSION TO JURISDICTION; VENUE; WAIVERS.............12
      7.5 Amendments and Waivers.................................12
      7.6 Counterparts...........................................12
      7.7 Severability...........................................12
      7.8 Headings and Table of Contents.........................12
      7.9 WAIVER OF JURY TRIAL...................................12

                                AGENCY AGREEMENT


      THIS AGENCY AGREEMENT, dated as of July 29, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Agreement"), between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("FSB"), not individually, but solely as Owner Trustee under the Centennial Real Estate Trust 1998-1 (the "Lessor") and CENTENNIAL HEALTHCARE CORPORATION, a Georgia corporation (the "Construction Agent").


                              PRELIMINARY STATEMENT

      A. The Lessor and the Construction Agent are parties to that certain Lease Agreement dated as of even date herewith (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Lease"), pursuant to which the Construction Agent, as lessee (in such capacity, the "Lessee") has agreed to lease certain Land, Improvements and Equipment and/or to sublease a ground leasehold in certain Properties subject to one (1) or more Ground Leases from the Lessor.

      B. In connection with the execution and delivery of the Participation Agreement, the Lease and the other Operative Agreements, and subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition or ground lease of the Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain of the Properties shall be a ground leasehold interest pursuant to one (1) or more Ground Leases, if requested by the Construction Agent) and the development, acquisition, installation, construction and testing of the Improvements and the Equipment in accordance with the Plans and Specifications and (ii) the Construction Agent desires, for the benefit of the Lessor, to identify and acquire or ground lease the Properties and to cause the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications and to undertake such other liabilities and obligations as are herein set forth.

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                    ARTICLE I

                           DEFINITIONS; RULES OF USAGE

      1.1  Definitions.

           For purposes of this Agreement, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of July 29, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among the Construction Agent, the various parties thereto from time to time, as Guarantors, the Lessor, the various banks and lending institutions parties thereto from time to time, as Holders, the various banks and lending institutions parties thereto from time to time, as Lenders, First Union Capital Markets, a division of Wheat First Securities, Inc., as Syndication Agent, and NationsBank, N.A., as agent for the Lenders and respecting the Security Documents, as agent for the Lenders and the Holders, to the extent of their interests. Unless otherwise indicated, references in this Agreement to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Agreement.

      1.2  Interpretation.

           The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Agreement.


                                   ARTICLE II

               APPOINTMENT OF THE CONSTRUCTION AGENT

      2.1  Appointment.

      Subject to the terms and conditions hereof, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent, and the Construction Agent accepts such appointment, in connection with the identification and acquisition from time to time of the Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one (1) or more Ground Leases if requested by the Construction Agent) and the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications on the Land, and pursuant to the terms of the Operative Agreements. Notwithstanding any provisions hereof or in any other Operative Agreement to the contrary, the Construction Agent acknowledges and agrees that the Lessor shall advance no more than the sum of the aggregate Lender Commitment of the Lenders plus the aggregate amount of the Holder Commitments of the Holders in regard to the Properties (including without limitation for any and all Advances in the aggregate from the Lenders under the Credit Agreement and from the Holders under the Trust Agreement).

      2.2  Acceptance and Undertaking.

      The Construction Agent hereby unconditionally accepts the agency appointment and undertakes, for the benefit of the Lessor, to identify and acquire certain Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one (1) or more Ground Leases if requested by the Construction Agent) and the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications and the Operative Agreements.

      2.3  Term.

      This Agreement shall commence on the date hereof and shall terminate on the Construction Period Termination Date.

      2.4  Scope of Authority.

           (a) The Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees for the benefit of the Lessor, subject to
      Section 2.4(b), to take all action necessary or desirable for the performance and satisfaction of any and all of the Lessor's obligations under any construction agreement and to fulfill all of the obligations of the Construction Agent including without limitation:

                (i) the identification and assistance with the acquisition of Properties in accordance with the terms and conditions of the Participation Agreement;

                (ii) all design and supervisory functions relating to the development, acquisition, installation, construction and testing of the related Improvements, Equipment and other components of the applicable Property and performing all engineering work related thereto;

                (iii)(A)  negotiating,  entering into,  performing and enforcing all contracts and arrangements to acquire or ground lease the Properties and to procure the equipment necessary to construct the Properties and (B) negotiating, executing, performing and enforcing all contracts and arrangements to develop, acquire, install, construct and test the Improvements, the Equipment and the other components of the Properties on such terms and conditions as are customary and reasonable in light of local and national standards and practices and the businesses in which the Lessee is engaged;

                (iv) obtaining all necessary permits, licenses, consents, approvals, entitlements and other authorizations, including without limitation all of the foregoing required for the Properties and the use and occupancy thereof and those required under applicable Law (including without limitation Environmental Laws), from all Governmental Authorities in connection with the development, acquisition, installation, construction and testing of the
           Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications;

                (v) maintaining all books and records with respect to the Properties and the construction, operation and management thereof; and

                (vi) performing any other acts necessary in connection with the identification and acquisition or ground leasing of the Properties and the development, acquisition, installation, construction and testing of the related Improvements, Equipment and all other additional components of the Properties in accordance with the Plans and Specifications.

           (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract or consent to any contract in the name of the Lessor without the Lessor's prior written consent, such consent to be given or withheld in the exercise of the Lessor's reasonable discretion; provided, however, that (i) no such contract will increase the obligations of the Lessor beyond the obligations of the Lessor as are expressly set forth in the Operative Agreements and (ii) each such contract shall be expressly non-recourse to the Lessor on terms and conditions that are reasonably acceptable to the Lessor.

           (c) Subject to the terms and conditions of this Agreement and the other Operative Agreements, the Construction Agent shall have sole management and control over the installation, construction and testing means, methods, sequences and procedures with respect to the Properties.

      2.5  Delegation of Duties

      The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact; provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement.

      2.6  Covenants of the Construction Agent.

      The Construction Agent hereby covenants and agrees that it will:

           (a) following the Construction Commencement Date for each Property, cause the development, acquisition, installation, construction and testing of such Property to be prosecuted in a good and workmanlike manner, and respecting each Property in substantial accordance with the applicable
      Plans and Specifications, the Construction Budget, the applicable contracts relating to the Improvements, the Equipment, other components of such Property and procurement of construction materials, the applicable construction contracts, the applicable construction schedule, prevalent industry practices and otherwise in accordance with Section 3.1 hereof;

           (b) not commence construction with respect to any Improvements budgeted to exceed $500,000 on a date that is within six (6) months prior to the Construction Period Termination Date;

           (c) cause the Completion Date for any Improvements to occur on or before the earlier of (i) the date that is twelve (12) months after the initial Construction Advance made in connection with such Improvements or
      (ii) the Construction Period Termination Date, in each case free and clear (by removal or bonding) of Liens (other than Permitted Liens and Lessor Liens) or claims for materials supplied or labor or services performed in connection with the development, acquisition, installation, construction or testing thereof;

           (d) cause all outstanding punch list items with respect to such Improvements to be completed by the Completion Date;

           (e) at all times subsequent to the initial Advance respecting a Property (i) cause good and marketable title to the applicable Property to vest in the Owner Trustee (except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one
      (1) or more Ground Leases if requested by the Construction Agent) (ii) cause a valid, perfected, first priority Lien (other than Permitted Liens and Lessor Liens) on the applicable Property to be in place in favor of the Agent (for the benefit of the Lenders and the Holders), (iii) file all necessary documents under the applicable real property law and Article 9 of the Uniform Commercial Code to perfect such title and Liens and (iv) not permit Liens (other than Permitted Liens and Lessor Liens) to be filed or maintained respecting the applicable Property;

           (f) no less than five (5) Business Days prior to the scheduled date for the initial Construction Advance to be made in connection with any Property, the Construction Agent shall deliver to the Agent (for the benefit of the Lessor) true, complete and correct copies of the Construction Budget therefor. Thereafter, the Construction Agent, on a monthly basis, shall deliver to the Lessor true, correct and complete copies of any material modifications of the Construction Budget and progress reports regarding the development, acquisition, installation, construction and testing of the Properties;

           (g) procure insurance for the Properties during the Construction Period in accordance with the provisions of Article XIV of the Lease; and

           (h) on or before the Construction Period Termination Date, cause the Rent Commencement Date to occur with respect to all Properties or purchase any such Properties for an amount equal to the sum referenced in Section 5.3(b) hereof and otherwise in compliance with the other terms and provisions of the Operative Agreements.


                                   ARTICLE III

                                 THE PROPERTIES

      3.1  Construction.

      The Construction Agent shall cause the Improvements, the Equipment and all other components of the Properties to be developed, acquired, installed, constructed and tested in compliance with all Legal Requirements, all Insurance Requirements, all manufacturer's specifications and standards and the standards maintained by the Construction Agent for similar properties owned or operated by the Construction Agent, unless non-compliance, individually or in the aggregate, shall not have and could not be reasonably expected to have a Material Adverse Effect.

      3.2  Amendments; Modifications.

           (a) The  Construction  Agent may at any time revise,  amend or modify
      (i) the Plans and Specifications without the consent of the Lessor; provided, that any such amendment to the Plans and Specifications does not
      (x) result in the Completion Date of the Improvements occurring on or after the Construction Period Termination Date or (y) result in the cost of all Improvements exceeding the amount specified in the Construction Budget, as amended from time to time, or an amount equal to the sum of the then Available Commitments plus the then Available Holder Commitments (reduced by the amount, if any, necessary to pay for the cost of construction and development of Improvements on other Properties which are currently under construction but have not yet been completed (such amount the "Unfunded Amount")), and (ii) the Construction Budget and enter into any related amendments, modifications or supplements without the consent of the Lessor; provided, that such revisions, amendments or modifications to the Plans and Specifications or related amendments, modifications or supplements to the Construction Budget do not result in any increase in total Property Costs greater than the amount specified in the Construction Budget, as amended from time to time, or the then Available Commitments and Available Holder Commitment (reduced by the Unfunded Amount).

           (b) The Construction Agent agrees that it will not implement any revision, amendment or modification to the Plans and Specifications for any Property if the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for any Property, would cause a material reduction in value in excess of the cost reduction of such revision, amendment or modification of the Property when completed, unless such revision, amendment or modification is required by Legal Requirements.

      3.3  Failure to Complete Construction Period Properties and
Purchase Obligation.

      If at any time prior to the Completion Date with respect to any Construction Period Property (a) there occurs a Casualty, or Condemnation, the proceeds from which exceed or are expected to exceed twenty-five percent (25%) of the aggregate Construction Budget for such Construction Period Property or that will prevent such Construction Period Property from being completed by the Construction Period Termination Date, (b) there shall occur any Environmental Violation which the Lessor deems, in its reasonable discretion, reasonably likely to have a Material Adverse Effect (c) there shall occur a Force Majeure Event which lasts beyond three (3) months or (d) the Construction Agent shall abandon or permanently discontinue the construction and development of such Construction Period Property (which abandonment or permanent discontinuance shall be deemed to have occurred if no work at such Construction Period Property site is undertaken or completed during a period of (i) thirty (30) days or more for reasons other than a Force Majeure Event and (ii) three (3) months or more if such is due to a Force Majeure Event), then the Construction Agent shall pay to Lessor, on a date designated by the Lessor, an aggregate amount equal to the liquidated damages amount referenced in Section 5.3(b) of this Agreement regarding such Construction Period Property and on such date Lessor shall transfer and convey to the Construction Agent all right, title and interest of Lessor in and to such Construction Period Property. At the cost and expense of the Construction Agent, the Lessor shall convey such Construction Period
Property "AS-IS, WHERE-IS" and in its then present physical condition to the Construction Agent or its designee free and clear of Lessor Liens. If the Construction Agent is not required to pay such liquidated damages, it shall promptly and diligently complete the development, acquisition, refinancing, installation, construction and testing of such Construction Period Property in accordance with the Plans and Specifications and with the terms hereof and cause the Completion Date with respect to such Construction Period Property to occur on or prior to the Construction Period Termination Date. Any determination that an Environmental Violation is immaterial for purposes of this Agreement shall not limit the obligations of Lessee respecting such Environmental Violation under the Lease.


                                   ARTICLE IV

                                PAYMENT OF FUNDS

      4.1  Right to Receive Construction Cost.

           (a) In connection with the development, acquisition, installation, construction and testing of any Property and during the course of the construction of the Improvements on any Property, the Construction Agent may request that the Lessor advance funds for the payment of Property Acquisition Costs or other Property Costs, and the Lessor will comply with such request to the extent provided for under the Participation Agreement. The Construction Agent and the Lessor acknowledge and agree that the Construction Agent's right to request such funds and the Lessor's obligation to advance such funds for the payment of Property Acquisition Costs or other Property Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Agreements. Without limiting the generality of the foregoing it is specifically understood and agreed that in no event shall the aggregate amounts advanced by the Lenders and the Holders for Property Acquisition Costs or other Property Costs and any other amounts due and owing hereunder or under any of the other Operative Agreements exceed the sum of the aggregate Lender Commitments plus the aggregate Holder Commitments, including without limitation such amounts owing for (i) development, acquisition, installation, construction and testing of the Properties,
      (ii) additional amounts which accrue or become due and owing under the Credit Agreement or Trust Agreement as obligations of the Lessor prior to any Completion Date or (iii) any other purpose.

           (b) The proceeds of any funds made available to the Lessor to pay Property Acquisition Costs or other Property Costs shall be made available to the Construction Agent in accordance with the Requisition relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay the Property Acquisition Costs or other Property Costs set forth in the Requisition relating to such funds.


                                    ARTICLE V

                                EVENTS OF DEFAULT

      5.1  Events of Default.

      If any one (1) or more of the following events (each an "Event of Default") shall occur:

           (a) the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent in a manner consistent with the requirements of the Operative Agreements and consistent with the applicable Requisition for the development, acquisition, installation, construction and testing of the Properties and related Improvements and Equipment or otherwise respecting the Properties to the payment of Property Acquisition Costs or other Property Costs;

           (b) the Completion Date with respect to any Property shall fail to occur for any reason on or prior to the Construction Period Termination Date;

           (c) any Event of Default (as such term is defined in Appendix A to the Participation Agreement) shall have occurred and not be cured within any cure period expressly permitted under the terms of the applicable Operative Agreement; and

           (d) any representation or warranty made by the Construction Agent or any other Credit Party set forth in this Agreement (including without limitation the Incorporated Representations and Warranties) or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way when made; or Construction Agent or any other Credit Party shall fail to observe or perform any term, covenant or condition of any Operative Agreement other than as set forth in paragraphs (a), (b) or (c) of this Section 5.1 and such failure to observe or perform any such term, covenant or condition shall continue for more than twenty (20) days after notice thereof to the Construction Agent;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Agreement, terminate this Agreement by giving the Construction Agent written notice of such termination and upon the expiration of the time fixed in such notice and the payment of all amounts owing by the Construction Agent hereunder (including without limitation any amounts specified under Section 5.3 hereof), this Agreement shall terminate. The Construction Agent shall pay all costs and expenses incurred by or on behalf of the Lessor, including without limitation reasonable fees and expenses of outside counsel, as a result of any Event of Default hereunder.

      5.2  Damages.

      The termination of this Agreement pursuant to Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

      5.3  Remedies; Remedies Cumulative.

           (a) If an Event of Default shall have occurred and be continuing, the Lessor shall have all rights available to the Lessor under the Lease and the other Operative Agreements and all other rights otherwise available at law, equity or otherwise.

           (b) Upon the occurrence of an Event of Default, the Lessor shall have (in addition to its rights otherwise described in this Agreement or existing at law, equity or otherwise) the option (and shall be deemed automatically, and without any further action, to have exercised such option upon the occurrence of any Lease Event of Default arising under Sections 17.1(g), (h) or (i) of the Lease) to transfer and convey to the Construction Agent upon a date designated by the Lessor all right, title and interest of the Lessor in and to any Property or Properties (including without limitation any Land and/or any Improvements, any interest in any Improvements, any Equipment and any Property then under construction) for which the Rent Commencement Date has not yet occurred (a "Construction Period Property"). On any transfer and conveyance date specified by the Lessor pursuant to this Section 5.3(b), (i) the Lessor shall transfer and convey (at the cost of the Construction Agent) all right, title and interest of the Lessor in and to any or all such Construction Period Properties free and clear of the Lien of the Lease and all Lessor Liens,
      (ii) the Construction Agent hereby covenants and agrees that it will accept such transfer and conveyance of right, title and interest in and to the respective Construction Period Property or Construction Period Properties and (iii) the Construction Agent hereby promises to pay to the Lessor, as liquidated damages (it being agreed that it would be impossible accurately to determine actual damages), an aggregate amount equal to the Termination Value of any or all such Construction Period Properties. The Construction Agent specifically acknowledges and agrees that its obligations under this Section 5.3(b), including without limitation its obligations to accept the transfer and conveyance of Construction Period Properties and its payment obligations described in subparagraph (iii) of this Section 5.3(b), shall be absolute and unconditional under any and all circumstances and shall be performed and/or paid, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever. Notwithstanding the foregoing provisions of this Section 5.3(b), the Lessor shall have the right in its sole discretion to rescind any exercise of its option under this Section 5.3(b) upon the giving of its written confirmation of such rescission to the Construction Agent on or prior to the earlier to occur of (a) the actual date of transfer and (b) the date one hundred and twenty
      (120) days after the date the Lessor has given notice of its intent to transfer and convey any Property to the Construction Agent as referenced above in this Section 5.3(b).

           (c) The Construction Agent shall have the right to cure an Event of Default hereunder with respect to any given Property by purchasing such Property from the Lessor (to the extent such Event of Default is no longer continuing with respect to any other Property remaining subject to this Agreement after such purchase) for an amount equal to the liquidated damages amount set forth in Section 5.3(b) of this Agreement.

           (d) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


                                   ARTICLE VI

                               THE LESSOR'S RIGHTS

      6.1  Exercise of the Lessor's Rights.

      Subject to the Excepted Payments, the Construction Agent and the Lessor hereby acknowledge and agree that, subject to and in accordance with the terms of the Security Agreement made by the Lessor in favor of the Agent, the rights and powers of the Lessor under this Agreement have been assigned to the Agent.

      6.2  The Lessor's Right to Cure the Construction Agent's
Defaults.

      The Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) remedy any Event of Default for the account of and at the sole cost and expense of the Construction Agent. All out-of-pocket costs and expenses so incurred (including without limitation fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.


                                   ARTICLE VII

                                  MISCELLANEOUS

      7.1  Notices.

      All notices required or permitted to be given under this Agreement shall be in writing and delivered as provided in Section 12.2 of the Participation Agreement.

      7.2  Successors and Assigns.

      This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and the assigns of the Lessor. The Construction Agent may not assign this Agreement or any of its rights or obligations hereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

      7.3  GOVERNING LAW.

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      7.4  SUBMISSION TO JURISDICTION; VENUE; WAIVERS.

      THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

      7.5  Amendments and Waivers.

      This Agreement may not be terminated, amended, supplemented, waived or modified except in accordance with the provisions of Section 12.4 of the Participation Agreement.

      7.6  Counterparts.

      This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one (1) and the same instrument.

      7.7  Severability.

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      7.8  Headings and Table of Contents.

      The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      7.9  WAIVER OF JURY TRIAL.

      TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, THE LESSOR AND THE CONSTRUCTION AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY COUNTERCLAIM THEREUNDER.

                            [signature page follows]

                                                   Agency Agreement
                                    Centennial Real Estate Trust 1998-1

                                                   Agency Agreement
                                Centennial Real Estate Trust 1998-1
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                               CENTENNIAL HEALTHCARE CORPORATION,
                               as the Construction Agent


                               By: /s/    Alan C. Dahl
                               Name:      Alan C. Dahl
                               Title:     V.P.


                               FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as Owner Trustee under the Centennial Real Estate Trust 1998-1, as the Lessor


                               By:/s/     Val T. Orton
                               Name:Val T. Orton
                               Title:     V.P.